Exhibit 107
Calculation of Filing Fee Tables
Schedule
TO-T
(Rule
14d-100)
H&E Equipment Services, Inc.
(Name of Subject Company (Issuer))
HR Merger Sub Inc.
a wholly owned subsidiary of
Herc Holdings Inc.
(Name of Filing Persons (Offerors))
Table 1 – Transaction Valuation

	Transaction Valuation*	Fee Rate	Amount of Filing Fee**

Fees to Be Paid	$3,456,947,864.76	.00015310	$529,258.72

Fees Previously Paid	$0.00		$0.00

Total Transaction Valuation	$3,456,947,864.76

Total Fees Due for Filing			$529,258.72

Total Fees Previously Paid			$0.00

Total Fees Offsets			$83,683.31

Net Fee Due			$445,575.41

*
Estimated solely for purposes of calculating the filing fee. The transaction valuation was calculated by multiplying the product of (i) $93.54, which is the average of the high and low sale prices of H&E shares on the Nasdaq Global Market on March 14, 2025 by (ii) the sum of (a) 36,669,386 H&E shares issued and outstanding, which includes 266,116 H&E shares of unvested restricted stock awards that are outstanding and previously granted under the H&E Equity Plans, plus (b) 287,508 H&E shares issuable pursuant to outstanding restricted stock unit awards granted under the H&E Equity Plans whose vesting is conditioned in full or in part based on achievement of performance goals or metrics, assuming “maximum” level achievement of the applicable performance conditions. The calculation of the filing fee is based on information provided by H&E as of March 14, 2025.

**
The filing fee was calculated in accordance with Rule
0-11
under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory for Fiscal Year 2025, effective October 1, 2024, issued August 20, 2024, by multiplying the transaction value by 0.00015310.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Claimed

Fee Offset Claims		S-4*	333-285912	March 19, 2025		$83,683.31

Fee Offset Sources	Herc Holdings Inc.	S-4*	333-285912		March 19, 2025		$83,683.31

*
In connection with the Registration Statement on Form
S-4
filed with the Securities and Exchange Commission on March 19, 2025 (File No. 333-285912), the Registrant paid $83,683.31 with that submission.